Exhibit 10.53

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made as of August 24, 2005 by and between Bill Glaser, an individual whose principal address is 31 Union Square West #12A. New York, NY 10003 (“Consultant” or “Glaser”), and Health Sciences Group, Inc., a Delaware corporation whose principal address is 6080 Center Drive 6th Floor. Los Angeles, CA 90045 (the “Company”).

RECITALS

A.

The Company is a publicly traded company in the health sciences industry.

B.

The Consultant has significant expertise in this industry, serves on the Board of Directors of the Company and was previously the President of the Company.

C.

The Company wishes to retain the Consultant, and the Consultant wishes to be retained by the Company, to advise the Company with regard to various aspects of its operations and business and to provide general business, strategic and growth advisory services.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

AGREEMENT

1.

Term.  The Company retains the Consultant and the Consultant accepts this appointment with the Company for a period of twelve (12) months, beginning on August 1, 2005 and ending on July 31, 2006 (the “Term”).

2.

Duties of Consultant.  The Consultant agrees to perform the services described in Exhibit A attached to this Agreement and made a part of it.  The Consultant will determine the required hours, method, details and means of performing the services.  The Consultant shall be obligated to perform services up to an aggregate of forty (40) hours per month at the Consultant’s discretion.

3.

Compensation.  The Company shall pay to the Consultant, as compensation for the services performed pursuant to this Agreement, the following:

(a)

Previously issued shares of the Company’s common stock (260,274 shares) pursuant to Consultant’s employment compensation, will serve as compensation pursuant to this Agreement.

(b)

Reimbursement; Benefits.  The Company shall pay reimburse Consultant for all reasonable out-of-pocket expenses incurred in connection with the performance of his services; provided, however, that costs for

Consultant’s cellular telephone usage and stock quotation service which telephone and stock quotation costs shall be billed directly to the Company.  All expense reimbursement items in excess of $2,500 shall require the Company’s prior approval.  The Company shall also provide maintain his current email address and voice mailbox services at the Company. The Company shall pay for Consultant’s health insurance with benefits comparable to the benefits he received immediately prior to his termination as President of the Company.

(c)

Options.  Consultant shall be granted an option to purchase Company common stock (“Option”) with terms identical to an Option granted to Fred E. Tannous in his next employment agreement with the Company, including the same exercise price and number of shares of Company common stock purchasable under such Option (500,000 options having an exercise price of $0.65).  Such options shall vest over the term of the agreement pro ratably per month.

4.

Nondisclosure.  Consultant acknowledges and agrees that:

(a)

Any and all information disclosed by the Company and/or any of its affiliates to the Consultant and/or any of his agents, representatives or affiliates in connection with this Agreement, regardless of the method or purpose of disclosure, is considered confidential information, unless such information falls within the exceptions as stated in this section (collectively, “Confidential Information”).

(b)

Confidential Information shall be held and retained in trust and in a manner adequate to protect the Company’s proprietary rights and interests and such information shall not be disclosed to others or used for purposes other than performing under this Agreement without the Company’s prior written consent.  Notwithstanding the foregoing, the Consultant may disclose Confidential Information, the fact that Confidential Information has been made available or any other conditions or facts with respect to the subject matter of this Agreement, where the Consultant believes in good faith that such disclosure must be made in order to not commit a violation of law (which may be statutory, regulatory, judicial or otherwise).  In the event that the Consultant or any of his representatives are required, in the opinion of counsel (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process), or requested by any governmental authority, to disclose any information supplied to him or to any of his representatives in the course of his dealings with the Company or its representatives, the Consultant agrees to provide the Company with prompt written notice of such request(s) so that it may, with the assistance and cooperation of the Consultant, seek an appropriate protective order and/or waive the Consultant’s compliance with the provisions of this Agreement.

(c)

Confidential Information may be disclosed to agents of the Consultant, but only when such disclosure is required and necessary for successful performance under this Agreement and only to those agents who have become signatories to this Agreement.

(d)

Confidential Information, as used in this section, does not include information that:

(i)

Is or becomes legally known and available to the public prior to or subsequent to its disclosure to the Consultant and that is not material information as described in Securities and Exchange Commission Staff Accounting Bulletin 99;

(ii)

Was acquired by the Consultant from a third party who was lawfully in possession of the information and under no obligation to the Company to maintain its confidentiality; or

(iii)

Was independently developed by the Consultant, without utilizing the Confidential Information of the Company.

(e)

Notwithstanding the foregoing, nothing in this Section 4 shall restrict or limit Consultant’s legal and ethical duties to act or refrain from acting in his capacity as a Director of the Company or his capacity of the Co-Chairman of the Board of Directors of the Company.

5.

Termination.

5.1

Termination on Notice.  Consultant may terminate this Agreement at any time during the Term (or any extended Term) by giving thirty (30) days prior written notice to the Company.

5.2

Termination on Default.  Should either party default in the performance of this Agreement or materially breach any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party.  Termination shall be effective immediately on receipt of said notice.  For purposes of this section, material breaches of this Agreement shall include, but not be limited to, (i) non-payment of compensation by the Company; (ii) the willful breach or habitual neglect by the Consultant of the duties which he is required to perform under the terms of this Agreement; (iii) the Consultant’s commission of acts of fraud or material misrepresentation against the Company; (iv) the Company’s breach of any material term of the Termination Agreement between the Consultant and the Company of even date herewith.

5.3

Automatic Termination.  This Agreement terminates automatically upon the death or total medical disability of the Consultant which disability is certified by a physician mutually selected by the Company and the Consultant or the Consultant’s legal representative.

6.

Representations and Indemnification.

(a)

The Company represents and warrants that it has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with their terms.  The Agreement is the valid and binding obligation, enforceable against the Company in accordance with its terms.  The Company shall indemnify, defend, and hold harmless the Consultant, and his representatives from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, without limitation, interest, penalties, and reasonable attorney fees and costs, that the Consultant may incur or suffer and that arise, result from, or are related to any breach or failure of the Company to perform any of the representations, warranties and agreements contained in this Agreement.

7.

Business Expenses.  The Company shall reimburse the Consultant for all reasonable, business expenses incurred by the Consultant. [Each such pre-approved expenditure shall be reimbursable only if the Consultant furnishes to the Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction.

8.

Notices.  Unless otherwise specifically provided in this Agreement, all notices or other communications (collectively and severally called “Notices”) required or permitted to be given under this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt).  Notices shall be addressed to the address set forth in the introductory section of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other party.

9.

Choice of Law and Venue.  This Agreement shall be governed according to the laws of the State of California.  Venue for any legal or equitable action between the Company and the Consultant not brought under Section 12 that relates to this Agreement shall be in the City of Los Angeles, California.

10.

Entire Agreement.  This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services to be rendered by the Consultant to the Company and contains all of the covenants and agreements between the parties with respect to the services to be rendered by the Consultant to the Company in any manner whatsoever.

11.

Counterparts.  This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

12.

Arbitration.  The parties hereby agree that all controversies, claims and matters of difference shall be resolved by binding arbitration before the American Arbitration Association (the “AAA”) located in the City of Los Angeles, California according to the rules and practices of the AAA from time-to-time in force; provided however that the parties hereto reserve their rights to seek and obtain injunctive or other equitable relief from a court of competent jurisdiction, without waiving the right to compel such arbitration pursuant to this section.  The arbitrator shall apply Nevada law in rendering a decision.

13.

Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

14.

Preparation of Agreement.  It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of the same.  In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

WHEREFORE, the parties have executed this Agreement on the date first written above.

CONSULTANT:

___________________________________

Bill Glaser

COMPANY:

Health Sciences Group, Inc.

By:  ___________________________________

Name:__________________________________

Title:___________________________________